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                                  EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation of our report, dated December 19, 1997, except for Notes 2,16 and 18 and the pro forma disclosures included in Notes 3 and 14 as to which the date is August 19, 1998, included in this Form 10-K in the previously filed Registration Statements of General Automation, Inc. and Subsidiaries on Forms S-8 (No. 33-43158, 33-79038, 333-37467 and 333-09483).



McGLADREY & PULLEN, LLP



Anaheim, California
January 12, 1999